Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the inclusion in this Registration Statement on Form F-1 of our report dated on April 14, 2023, relating to the consolidated financial statements of Meihua International Medical Technologies Co., Ltd. as of and for the year ended December 31, 2022.

We also consent to the reference to us under the caption “Experts” appearing therein.

/s/ Kreit & Chiu CPA LLP

February 6, 2024